EXHIBIT 21

SUBSIDIARIES OF GOLDEN ENTERTAINMENT, INC.

No.	Subsidiary	Jurisdiction of Incorporation
1	Golden Holdings, Inc.	Nevada
2	77 Golden Gaming, LLC	Nevada
3	Golden Route Operations-Montana LLC	Nevada
4	Big Sky Gaming Management, LLC	Nevada
5	Sartini Synergy Online, LLC	Nevada
6	Golden Gaming, LLC	Nevada
7	Golden Aviation, LLC	Nevada
8	Golden Pahrump Nugget, LLC	Nevada
9	Golden Pahrump Town, LLC	Nevada
10	Golden Pahrump Lakeside, LLC	Nevada
11	Golden Route Operations LLC	Nevada
12	Golden Tavern Group, LLC	Nevada
13	Sartini Gaming, LLC	Nevada
14	Market Gaming, LLC	Nevada
15	Cardivan, LLC	Nevada
16	Corral Country Coin, LLC	Nevada
17	Golden - PT’s Pub Stewart-Nellis 2, LLC	Nevada
18	Golden - PT’s Pub East Sahara 3, LLC	Nevada
19	Golden - PT’s Pub Cheyenne-Nellis 5, LLC	Nevada
20	Golden - PT’s Pub Summerlin 6, LLC	Nevada
21	Golden - PT’s Pub Vegas Valley 7, LLC	Nevada
22	Golden - PT’s Pub West Sahara 8, LLC	Nevada
23	Golden - PT’s Pub Spring Mountain 9, LLC	Nevada
24	Golden - PT’s Pub Flamingo 10, LLC	Nevada
25	Golden - PT’s Pub Rainbow 11, LLC	Nevada
26	Golden - PT’s Pub Durango 12, LLC	Nevada
27	Golden - PT’s Pub Warm Springs 13, LLC	Nevada
28	Golden - PT’s Pub Twain 14, LLC	Nevada
29	Golden - PT’s Pub Tropicana 15, LLC	Nevada
30	Golden - PT’s Pub Winterwood 16, LLC	Nevada
31	Golden - PT’s Pub Sunset-Pecos 17, LLC	Nevada
32	Golden - PT’s Pub MLK 18, LLC	Nevada
33	Golden - PT’s Pub Tunes 19, LLC	Nevada
34	Golden - PT’s Pub Decatur-Hacienda 20, LLC	Nevada
35	Golden – PT’s Pub Decatur-Sobb 21, LLC	Nevada
36	Golden – PT’s Pub Silverado-Maryland 22, LLC	Nevada
37	Golden – PT’s Pub Silverado-Bermuda 23, LLC	Nevada
38	Golden – PT’s Pub Sunrise 24, LLC	Nevada
39	Golden – PT’s Pub Hualapai 25, LLC	Nevada
40	Golden – PT’s Pub Big Game 26, LLC	Nevada
41	Golden – PT’s Pub Cantina 27, LLC	Nevada
42	Golden - PT’s Pub Fort Apache 29, LLC	Nevada
43	Golden-PT’s Pub Ann 30, LLC	Nevada
44	Golden - PT’s Pub Russell 31, LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
45	Golden-PT’s Pub Centennial 32, LLC	Nevada
46	Golden - PT’s Pub Horizon 33, LLC	Nevada
47	Golden - PT’s Pub St. Rose 35, LLC	Nevada
48	Golden - PT’s Pub Horizon 33, LLC	Nevada
49	Golden - PT’s Pub St. Rose 35, LLC	Nevada
50	Golden - PT’s Pub Eastern 36, LLC	Nevada
51	Golden - PT’s Pub Racetrack 37, LLC	Nevada
52	Golden - PT’s Pub Anthem 38, LLC	Nevada
53	Golden - PT’s Pub Sunset-Buffalo 39, LLC	Nevada
54	Golden-PT’s Pub Triple Bar 40, LLC	Nevada
55	Golden-PT’s Pub Oceans 41, LLC	Nevada
56	Golden-PT’s Pub Desert Inn 42, LLC	Nevada
57	Golden - PT’s Pub Spring Valley 44, LLC	Nevada
58	Golden-O’Aces Bar Rainbow 46, LLC	Nevada
59	Golden-O’Aces Bar Post 47, LLC	Nevada
60	Golden - PT’s Pub Foothills 48, LLC	Nevada
61	Golden-PT’s Pub Fred’s 49, LLC	Nevada
62	Golden-PT’s Pub Crossroads TC 50, LLC	Nevada
63	Golden-PT’s Pub Whitney Ranch 51, LLC	Nevada
64	Golden-PT’s Pub Black Mountain 52, LLC	Nevada
65	Golden-PT’s Pub Molly Malone’s 53 LLC	Nevada
66	Golden-PT’s Pub Kavanaugh’s 54 LLC	Nevada
67	Golden-PT’s Pub Sean Patrick’s 55 LLC	Nevada
68	Golden-PT’s Pub Morrissey’s 56 LLC	Nevada
69	Golden-PT’s Pub GB’s 57 LLC	Nevada
70	Golden-PT’s Pub Owl 58 LLC	Nevada
71	Golden-PT’s Pub Fireside 59 LLC	Nevada
72	Golden-PT’s Pub Mountainside 60 LLC	Nevada
73	Golden-PT’s Pub Oyster 61 LLC	Nevada
74	Golden-PT’s Pub Beano’s 62 LLC	Nevada
75	Golden-PT’s Pub Brew 63 LLC	Nevada
76	Golden-PT’s Pub Ranch 64 LLC	Nevada
77	Golden-PT’s BWS 65, LLC	Nevada
78	Golden-PT’s SRD 66 LLC	Nevada
79	Golden-PT’s Oso Blanca 67 LLC	Nevada
80	Golden-PT’s El Capitan 68 LLC	Nevada
81	Golden-PT’s West Martin 69 LLC	Nevada
82	Golden-PT’s Huntington Cove 70 LLC	Nevada
83	Golden-PT’s GVHR 71, LLC	Nevada
84	Golden-PT’s Peccole Sahara 72, LLC	Nevada
85	Golden-PT’s Decatur 73 LLC	Nevada
86	Golden-PT’s Buffalo-Blue Diamond 74 LLC	Nevada
87	Golden-PT’s LV Cactus 75 LLC	Nevada
88	Golden-PT’s Maule 76 LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
89	Golden-PT’s Ann 77 LLC	Nevada
90	Golden-PT’s Lindell-Blue Diamond 78 LLC	Nevada
91	Golden-PT’s Warm Springs 79 LLC	Nevada
92	Golden-Sierra Gold Double R 1, LLC	Nevada
93	Golden-Sierra Junction Double R 2, LLC	Nevada
94	Golden RR Eastern 3, LLC	Nevada
95	Sierra Gold Jones 3, LLC	Nevada
96	Sierra Gold Buffalo 4, LLC	Nevada
97	Sierra Gold Stephanie 5, LLC	Nevada
98	Sierra Gold Aliante 6, LLC	Nevada
99	Sierra Gold Flamingo 7 LLC	Nevada
100	Bonnie’s 1 LLC	Nevada
101	Lakes Gaming and Resorts, LLC	Minnesota
102	Lakes Game Development, LLC	Minnesota
103	Lakes Nipmuc, LLC	Minnesota
104	Lakes Jamul, Inc.	Minnesota
105	Lakes Shingle Springs, Inc.	Minnesota
106	Lakes Pawnee Consulting, LLC	Minnesota
107	Lakes Maryland Development, LLC	Minnesota
108	Lakes Kean Argovitz Resorts - California, L.L.C.	Delaware
109	Lakes KAR Shingle Springs, L.L.C.	Delaware
110	Evitts Resort, LLC	Maryland
111	Golden Casinos Nevada LLC	Nevada
112	ACEP Advertising Agency LLC	Delaware
113	Stratosphere Leasing, LLC	Delaware
114	ACEP Interactive, LLC	Nevada
115	Stratosphere Gaming LLC	Nevada
116	Aquarius Gaming LLC	Nevada
117	Arizona Charlie’s LLC	Nevada
118	Fresca, LLC	Nevada
119	Colorado Belle Gaming, LLC	Nevada
120	Edgewater Gaming, LLC	Nevada
121	Stratosphere Entertainment LLC	Nevada
122	W2007 Stratosphere Land Propco, LLC	Delaware
123	Golden Route Operations-Illinois LLC	Nevada
124	Golden Route Operations-Pennsylvania LLC	Nevada
125	Golden Route Operations – Missouri, LLC	Nevada
126	Padres Land 2017, LLC	Nevada
127	Sierra Gold Eastern 8 LLC	Nevada